EXHIBIT  6.3

I, Jeff Bradley , hereby resign as a director officer of ZOW, Inc. a Nevada corporation in order to pursue other interests, effective this 30th day of September 2003 in order to pursue other interest.



/s/  Jeff  Bradley
____________________
Jeff  Bradley